UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 7, 2008, Steven Kalin was appointed Chief Operating Officer (“COO”) of Westwood One, Inc. (the “Company” or “Westwood”). Mr. Kalin and the Company have executed an employment agreement for Mr. Kalin to serve as the Company’s COO with a term of three years, at an annual base salary of $450,000. Mr. Kalin will be eligible for an annual discretionary bonus of up to $450,000 (i.e., 100% of his annual base salary) for each of 2008 (on a pro rata basis), 2009 and 2010. In connection with Mr. Kalin’s appointment, the Company’s Compensation Committee awarded on July 7, 2008 to Mr. Kalin a stock option to purchase 425,000 shares of Company common stock. Such option will vest in equal one-third increments on July 7, 2009, 2010 and 2011, except in the case of certain termination events as described in more detail in Mr. Kalin’s employment agreement, a copy of which is attached hereto as Exhibit 10.1. The stock option was issued pursuant to the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). A copy of the form of the stock option used for such grant (i.e., the form for non-director participants) was previously filed with the SEC on March 19, 2008 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. A copy of the 1999 Plan was previously filed with the SEC as Appendix A to the Company’s proxy statement on April 30, 1999. An amendment to the 1999 Plan was previously filed with the SEC as Exhibit 10.3 to the Company’s Form 8-K on May 25, 2005.

In the case of a termination of Mr. Kalin’s employment by the Company other than for a “cause event” in the second or third year of his employment or by Mr. Kalin for “good reason” (each, as defined in the employment agreement), Mr. Kalin will receive: (x) continued payment of an amount equal to two times the sum of his base salary (i.e., $900,000) if terminated in the second year of his employment, payable in equal periodic installments for two years following such termination, or (y) continued payment of an amount equal to one times the sum of his base salary (i.e., $450,000) if terminated in the third year of his employment, payable in equal periodic installments for one year following such termination.

If Mr. Kalin is terminated in connection with a “change in control” (as defined in the employment agreement) or other than for a “cause event” in the first year of his employment, Mr. Kalin will receive a continued payment equal to the lesser of: (i) his base salary for the duration of the Term or (ii) an amount equal to two times the sum of his base salary. Additionally, one-third of the aforementioned stock option to purchase 425,000 shares of Company common stock will immediately vest as of the date of termination and will be exercisable for the period that is the longer of (x) the date of such termination through July 7, 2009, and (y) ninety days from the date of such termination.

If Mr. Kalin is terminated within 24 months of a “change in control”, all of Mr. Kalin’s outstanding equity awards shall become fully vested and immediately exercisable in accordance with the terms and conditions of the applicable equity compensation plan and award agreements under which such awards were granted. The foregoing description of Mr. Kalin’s employment does not purport to be complete and is qualified in its entirety by reference to the Company’s employment agreement with Mr. Kalin, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein in their entirety.

Mr. Kalin, 44, served as Executive Vice President and Chief Operating Officer of Rodale, Inc. from 2002 to 2007.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
10.1	Employment Agreement, effective as of July 7, 2008, by and between the Company and Steven Kalin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: July 11, 2008

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated July 7, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit
10.1	Employment Agreement, effective as of July 7, 2008, by and between the Company and Steven Kalin.